EXHIBIT 99(A)

FOR IMMEDIATE RELEASE                             CONTACT:
                                                            Herman F. Dick, Jr.
                                                            (614) 870-5604

         CORE MOLDING TECHNOLOGIES REPORTS SECOND QUARTER 2004 RESULTS

COLUMBUS, Ohio - August 17, 2004 - Core Molding Technologies, Inc. (AMEX: CMT) today announced results for the second quarter and six months ended June 30, 2004.

         The Company recorded net income for the second quarter of 2004 of $1,310,000, or $.13 per basic and diluted share, compared with $969,000, or $.10 per basic and diluted share, in the second quarter of 2003. Total net sales for the second quarter were $26,607,000 compared with $21,140,000 in the same quarter of 2003. Product sales for the three months ended June 30, 2004 increased 25 percent to $26,288,000 from $20,975,000 for the similar period in 2003. Tooling sales totaled $319,000 for the second quarter 2004 versus $165,000 for the similar time period in 2003. Revenue from tooling projects is sporadic in nature and does not represent a recurring trend.

         For the first six months of 2004, net income was $1,855,000, or $.19 per basic and diluted share, compared with $1,485,000, or $.15 per basic and diluted share, in the similar period of 2003. Total net sales for the first six months of 2004 were $50,848,000 compared with $50,684,000 in the first half of 2003. Product sales for the first six months of 2004 increased 26 percent to $50,395,000 from $40,038,000 for the similar period in 2003. Tooling sales totaled $453,000 for the first six months of 2004 versus $10,646,000 for the similar period in 2003.

         "We are pleased with the recovery in many of the markets we serve, particularly in the trucking industry, which has helped the company better absorb its fixed cost," said James L. Simonton, president and chief executive officer. "We have made significant process improvements at our Gaffney facility and continue to aggressively pursue process improvements that should enable the plant to return to normal operating levels by the end of the third quarter 2004," Simonton said.

         "Even with the continued across-the-board demand increases from the markets we serve, we anticipate experiencing the normal third quarter seasonal softness and its downward effect on third quarter earnings resulting from our customers' planned vacation shutdowns," said Simonton.

         As previously announced, Core recently reached a labor agreement with the International Association of Machinists and Aerospace Workers (IAM) at its Columbus, Ohio manufacturing


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facility. The agreement, which extends until 2007, enabled the Columbus plant to return to normal operations on August 16, 2004.

         Core Molding Technologies, Inc. is a compounder of sheet molding composites (SMC) and molder of fiberglass reinforced plastics. The Company's processing capabilities include the compression molding of SMC, vacuum assisted resin infusion molding, spray up and hand lay up processes. The Company produces high quality fiberglass reinforced, molded products and SMC materials for varied markets, including medium and heavy-duty trucks, automobiles, personal watercraft and other commercial products. Core Molding Technologies, with its headquarters in Columbus, Ohio, operates plants in Columbus, Gaffney, South Carolina, and Matamoros, Mexico.

   This press release contains certain forward-looking statements within the meaning of the federal securities laws. As a general matter, forward-looking statements are those focused upon future plans, objectives or performance as opposed to historical items and include statements of anticipated events or trends and expectations and beliefs relating to matters not historical in nature. Such forward-looking statements involve known and unknown risks and are subject to uncertainties and factors relating to Core Molding Technologies' operations and business environment, all of which are difficult to predict and many of which are beyond Core Molding Technologies' control. These uncertainties and factors could cause Core Molding Technologies' actual results to differ materially from those matters expressed in or implied by such forward-looking statements.

   Core Molding Technologies believes that the following factors, among others, could affect its future performance and cause actual results to differ materially from those expressed or implied by forward-looking statements made in this press release: business conditions in the plastics, transportation, watercraft and commercial product industries; general economic conditions in the markets in which Core Molding Technologies operates; dependence upon four major customers as the primary source of Core Molding Technologies' sales revenues; recent efforts of Core Molding Technologies to expand its customer base; failure of Core Molding Technologies' suppliers to perform their contractual obligations; the availability of raw materials; inflationary pressures; new technologies; competitive and regulatory matters; labor relations; the loss or inability of Core Molding Technologies to attract key personnel; the availability of capital; the ability of Core Molding Technologies to provide on-time delivery to customers, which may require additional shipping expenses to ensure on-time delivery or otherwise result in late fees; risk of cancellation or rescheduling of orders; and management's decision to pursue new products or businesses which involve additional costs, risks or capital expenditures.


                                      # # #

SEE ATTACHED FINANCIALS


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CORE MOLDING TECHNOLOGIES, INC.

Condensed Income Statement
(in thousands, except per share data)

                                                Three Months Ended                Six Months Ended
                                             06/30/04         06/30/03         6/30/04          6/30/03
                                             --------         --------         -------          -------
                                                          (as restated)                    (as restated)
                                           (Unaudited)      (Unaudited)      (Unaudited)      (Unaudited)
Product Sales                                 $26,288          $20,975          $50,395          $40,038
Tooling Sales                                     319              165              453           10,646
                                              -------          -------          -------          -------
Net Sales                                      26,607           21,140           50,848           50,684
Cost of Sales                                  21,531           16,740           41,792           42,480
                                              -------          -------          -------          -------
Gross Margin                                    5,076            4,400            9,056            8,204
Selling, General and Admin. Expense             2,748            2,383            5,600            4,865
                                              -------          -------          -------          -------
Operating Income                                2,328            2,017            3,456            3,339
Interest Expense - Net                            234              421              470              891
                                              -------          -------          -------          -------
Income before Taxes                             2,094            1,596            2,986            2,448
Income Tax Expense                                784              627            1,131              963
                                              -------          -------          -------          -------
Net Income                                    $ 1,310          $   969          $ 1,855          $ 1,485
                                              =======          =======          =======          =======
Net Income per Common Share
     Basic                                    $  0.13          $  0.10          $  0.19          $  0.15
     Diluted                                  $  0.13          $  0.10          $  0.19          $  0.15
Weighted Average Shares Outstanding:
    Basic                                       9,779            9,779            9,779            9,779
                                              =======          =======          =======          =======
    Diluted                                     9,889            9,779            9,892            9,779
                                              =======          =======          =======          =======


Condensed Balance Sheet
(in thousands)

                                                     As of           As of
                                                   06/30/04         12/31/03
                                                   --------         --------
                                                  (Unaudited)
Assets
Cash and Investments                                $  --            $   346
Accounts Receivable                                  17,490           12,830
Inventories                                           5,374            4,852
Other Current Assets                                  4,691            3,538
Property, Plant & Equipment - net                    22,829           23,209
Deferred Tax Asset - net                              8,900            9,888
Other Assets                                          1,462            1,489
                                                    -------          -------
Total Assets                                        $60,746          $56,152
                                                    =======          =======

Liabilities and Stockholders' Equity
Current Portion of Long-term Debt                   $ 1,921          $ 1,906
Current Portion of Long-term Gain                       454              454
Accounts Payable                                      9,337            6,582
Accrued Liabilities                                   4,589            4,081
Long-term Debt                                       12,244           12,999
Interest Rate Swap                                      428              610
Graduated Lease Payments                                601              715
Deferred Long-term Gain                                 875            1,102
Post Retirement Benefits Liability                    7,468            6,849
Stockholders' Equity                                 22,829           20,854
                                                    -------          -------
Total Liabilities and Stockholders' Equity          $60,746          $56,152
                                                    =======          =======


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